                     STOCK AND WARRANT PURCHASE AGREEMENT


     This PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Purchase Agreement" or the "Agreement") is made as of this 28th day of February, 1996 by and between Alliance Pharmaceutical Corp., a New York corporation (the "Company"), and Hoechst Marion Roussel, Inc. ("HMRI"), a Delaware corporation.

THE PARTIES AGREE AS FOLLOWS:

     1.   AUTHORIZATION OF PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS.

     1.1 AUTHORIZATION OF PREFERRED STOCK AND WARRANTS. The Company has authorized the issuance and sale of up to 750,000 shares of its Series B Preferred Stock, $.01 par value (such Series B Preferred Stock being hereinafter referred to as the "B Stock"), up to 200,000 shares of its Series C Preferred Stock, $.01 par value (such Series C Preferred Stock being hereafter referred to as the "C Stock" and, collectively with the B Stock referred to as the "Preferred Stock"), and warrants to purchase up to 300,000 shares of the Company's Common Stock, $.01 par value (each, individually, a "Warrant" and collectively, the Warrants") to be issued under the Purchase Agreement. The rights, privileges, and preferences of the Preferred Stock are as set forth in the Company's Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") in the form attached to this Purchase Agreement as Exhibit A. The Warrants shall be substantially in the form of the certificate attached hereto as Exhibit B (the "Warrant Certificate").

     1.2 PURCHASE AND SALE OF THE PREFERRED STOCK AND WARRANTS. Subject to the terms and conditions of this Purchase Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to HMRI, and HMRI agrees to purchase from the Company, 750,000 shares of B Stock (the "B Shares") at a purchase price of $9.3333 per share, and 200,000 shares of the C Stock (the "C Shares" and, collectively with the B Shares referred to as the "Shares") at a purchase price of $75.00 per share. In addition, the Company agrees to grant HMRI warrants to purchase 300,000 shares of Common Stock at an exercise price and upon the terms set forth in the Warrant Certificate.

     1.3 THE CLOSING. The purchase and sale of the Shares and the Warrants will take place at the offices of HMRI, at 10:00 a.m. Eastern time on March 30, 1996 or at such other time and place as the parties shall mutually agree (the "Closing"). At the Closing, the Company will deliver to HMRI certificates, registered in HMRI's name, representing the Shares to be purchased by HMRI and a certificate or certificates, registered in HMRI's name, representing the number of Warrants to be granted to HMRI against payment of the purchase price thereof in lawful money of the United States of America by wire transfer or check payable to the Company.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to HMRI that:

     2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would have a materially adverse effect on the business or properties of the Company. The Company has full power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation, Certificate of Amendment and Bylaws of the Company, as amended to date, which have been furnished to HMRI by the Company, are correct and complete.

     2.2 AUTHORIZATION. The Company has full power to execute, deliver and perform this Purchase Agreement, the License Agreement between the Company and HMRI attached hereto as Exhibit C (the "License Agreement") and each other agreement entered into by the Company in connection with this Purchase Agreement, and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the other parties hereto and thereto, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance of this Purchase Agreement, including the sale, issuance and delivery of the Preferred Stock and the Warrants, and the License Agreement, and each other agreement entered into by the Company in connection with this Purchase Agreement, has been duly authorized by all necessary corporate action of the Company.

     2.3  CAPITALIZATION.     The entire authorized capital stock of the
Company consists of 50,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 24,916,691 shares are issued and outstanding on December 31, 1995, and 5,000,000 shares of preferred stock, $.01 par value, of which (i) 1,500,000 have been designated Series A Preferred Stock and are issued and outstanding, (ii) 750,000 have been designated Series B Preferred Stock, all of which are to be issued at the Closing, and (iii) 200,000 have been designated Series C Preferred Stock, all of which are to be issued at the Closing. None of the remaining 2,550,000 shares of such preferred stock are issued or outstanding. The shares of Common Stock outstanding are duly authorized, validly issued, fully paid and nonassessable. No shares of Common Stock or preferred stock are held in the Company's treasury. The Company has authorized and reserved 750,000 shares of B Stock for issuance hereunder and 200,000 shares of C Stock for issuance hereunder.. When issued in accordance with the terms of this Purchase Agreement, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the certificates representing the same will be duly and validly authorized, executed and delivered by the Company. The Company has authorized and reserved for issuance upon conversion of the B Stock and C Stock and upon exercise of the Warrants 750,000 shares 300,000 shares and 300,000 shares, respectively, of its Common Stock (such shares, until sold to the public generally pursuant to a registration statement or Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), are referred to herein as "Conversion Shares"). The Conversion Shares and any shares of Common Stock issued upon the exercise of an Option (as hereinafter defined) (such shares being referred to herein as the "Option Shares") will, upon such issuance in accordance with the terms of the Company's Certificate of Incorporation, as amended, or the Warrant Certificate as the case may be, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the certificates representing the same will be duly and validly authorized, executed and delivered by the Company. There are no outstanding warrants, rights of first refusal, options or other rights to purchase or acquire, or exchangeable for or convertible into, any shares of Common Stock or Preferred Stock, except as disclosed on
Schedule 2.3 or as otherwise disclosed in writing. The Company has reserved 4,080,505 shares of Common Stock for issuance upon exercise of certain outstanding options and warrants. Except as provided herein, there are no preemptive rights with respect to the issuance or sale by the Company of any of its securities. Except as provided in this Purchase Agreement or as imposed by applicable securities laws, there are no restrictions on the transfer or voting of any shares of the Common Stock or Preferred Stock. There are no existing rights with respect to registration under the 1933 Act of any of the Company's securities except as set forth herein or as disclosed on Schedule 2.3. Upon consummation of the transactions contemplated hereby, good and valid title to the Shares and Warrants will pass to HMRI, free and clear of any encumbrances, liens, claims, charges or assessments of any nature whatsoever. Upon their issuance in accordance with the Company's Certificate of Incorporation, as amended, or the Warrant Certificate, as the case may be, and, with respect to the Option Shares, this Agreement, good and valid title to the Conversion Shares and the Option Shares will pass to HMRI, free and clear of any encumbrances, liens, claims, charges or assessments of any nature whatsoever.

     2.4 FINANCIAL STATEMENTS. The Company has delivered to HMRI a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "1995 10-K"), containing audited consolidated balance sheets for the fiscal years ended June 30, 1994 and June 30, 1995 and statements of operations and cash flow for the Company for the fiscal years ending June 30, 1993, June 30, 1994, and June 30, 1995 and a copy of the Company's Quarterly Report on Form 10-Q for the quarter[s] ending September 30, 1995 and December 31, 1995 (the "Forms 10-Q" and the financial statements included therein and in the 1995 10-K, collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of each such date and for each of the periods covered thereby, except that such summary statements are subject to normal year-end adjustments.

     2.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or stated in the Financial Statements, the Company has no debts, liabilities or obligations of any nature, whether accrued, absolute, assigned or otherwise, whether due or to become due, other than incurred in the ordinary course of business.

     2.6 ABSENCE OF CERTAIN DEVELOPMENTS. Since June 30, 1995, except as disclosed in the Financial Statements and except for continuing operating losses not materially greater than in prior periods, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or its assets, liabilities, properties, business, operations, condition or prospects generally (a "Material Adverse Change"), (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or (iii) loss, destruction or damage to any property of the Company, whether or not insured, which has or may have a material adverse effect on the Company.

     2.7 TITLE TO PROPERTIES. Except as stated in the 1995 10-K, to the best of the Company's knowledge, the Company has good and marketable title to all material properties and assets necessary to its business as presently conducted and as proposed to be conducted, and to all of its properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances other than (i) those disclosed on Schedule 2.7, (ii) the lien of current taxes not yet due and payable and (iii) possible minor liens and encumbrances which do not in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company, and would not result in the occurrence of a Material Adverse Change, and which have not arisen otherwise than in the ordinary course of business.

     2.8 TAX MATTERS. All taxes, including, without limitation, income, excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Company, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full, and all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. The Company has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed or, to the best of its knowledge, proposed against it. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company.

     2.9 NO DEFAULTS. The Company is not in violation of any term or provision of (a) its Certificate of Incorporation or Bylaws or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other material instrument, document or agreement to which the Company is a party or by which it or any of its properties or assets is bound or affected or (b) any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     2.10 INTELLECTUAL PROPERTY.

          (a) To the best of the Company's knowledge,(i) the Company has good title to and ownership of or licensed rights to, free and clear of all liens, claims and encumbrances of any nature, all patents, patent rights, patent applications, know-how, information, proprietary rights and processes (collectively, the "Intellectual Property") licensed by the Company to HMRI under the License Agreement, and (ii) the conduct by the Company of its business in connection with the Intellectual Property neither conflicts with or constitutes, or is expected to conflict with or constitute, an infringement of the rights of others.

          (b) To the best of the Company's knowledge, the Company has sufficient title to and ownership of, or license rights to, or has applied for, all patents, trademarks, service marks, trade names, copyrights and information, proprietary rights and processes necessary to the proper conduct of its business as described in the Financial Statements.

          (c) The Company has not received any communications alleging that, and has no knowledge that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, proprietary rights or processes of any other person or entity.

     2.11 EFFECT OF TRANSACTIONS. Assuming compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereby, and compliance with the provisions hereof by the Company, (a) do not and will not, with or without the passage of time or the giving of notice or both, (i) violate any current ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Certificate of Incorporation or Bylaws of the Company or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its properties or assets is bound or affected and (b) do not and will not, with or without the passage of time or the giving of notice, violate any provision of any current law, statute, rule or regulation.

     2.12 NO GOVERNMENTAL CONSENT OR APPROVAL REQUIRED. Based in part on the representations made by HMRI in Section 3 of this Purchase Agreement, and except as contemplated herein and except for applicable requirements of the HSR Act, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or (other than the Certificate of Amendment) filing with any federal, state or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Purchase Agreement or any other agreement entered into by the Company in connection with this Purchase Agreement, and consummation of the transactions contemplated hereby or thereby, or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares or the Warrants or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Conversion Shares other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification if available) of the offer and sale of the Shares under the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

     2.13 LITIGATION. Except as disclosed in the 1995 10-K, there is no claim, arbitration, action, suit, proceeding or investigation pending, or to the best knowledge of the Company, threatened against the Company, which questions the validity of this Purchase Agreement or any other agreement entered into by the Company in connection with this Purchase Agreement or the right of the Company to enter into any such agreements or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse effect on the condition of the Company or its assets, liabilities, properties, business, operations or prospects generally (a "Material Adverse Effect"), or any change in the current equity ownership of the Company. The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect.

     2.14 SECURITIES LAWS. Assuming that HMRI's representations and warranties contained in Section 3 of this Purchase Agreement are and continue to be true and correct, the offer, issuance and sale to HMRI of the Shares, the Warrants, the Conversion Shares and the Option Shares are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     2.15 BROKERAGE. Other than claims of Lehman Brothers, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement based on any arrangement made by or on behalf of the Company. The Company agrees to indemnify and hold HMRI harmless against any damages incurred as a result of any such claim, including any claims of Lehman Brothers.

     2.16 INSURANCE. The Company maintains in full force such types and amounts of insurance issued by issuers of recognized responsibility insuring the Company, with respect to its liability, workers' compensation, business and properties, in such amounts and against such losses and risks as are sufficient for compliance with all requirements of law and are deemed appropriate by the Company under its present circumstances.

     2.17 COMPLIANCE WITH LAWS. To the best of its knowledge, the Company is in compliance in all material respects with every statute, law or regulation applicable to the Company's business or operations, including (without limitation) statutes, laws and regulations relating to the environment or occupational health and safety and, to the best of the Company's knowledge, no material expenditures are required or currently anticipated in order to comply with any such existing statute, law or regulation.

     2.18 RETIREMENT OBLIGATIONS, ETC. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, other than as disclosed in the 1995 10-K. The Company does not have any employees that are represented by a union. The Company is not a party to any collective bargaining agreement and, to the best of the Company's knowledge, no organizational efforts are presently being made with respect to any of its employees. HMRI will not incur through consummation of any of the transactions contemplated by the Purchase Agreement any liability in respect of employees of the Company or any of its employee benefit plans.

     2.19 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and will not, as a result of the transactions contemplated hereby, become an "investment company."

     2.20 DISCLOSURE. The Company has fully provided HMRI with all the information that HMRI has requested for deciding whether to purchase the Shares and the Warrants. The 1995 10-K, the Forms 10-Q, this Purchase Agreement, and the other exhibits or schedules delivered in connection herewith or therewith, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein in view of the circumstances under which they were made not misleading.

     3.   REPRESENTATIONS AND WARRANTIES AND OTHER AGREEMENTS OF HMRI.

     3.1 REPRESENTATIONS AND WARRANTIES. HMRI hereby represents and warrants that:

          a. AUTHORIZATION. HMRI has full power and authority to execute, deliver and perform this Purchase Agreement and to purchase the Shares and the Warrants. Assuming due execution by the Company hereof and thereof, this Purchase Agreement and each other agreement entered into by HMRI in connection with this Purchase Agreement constitute the valid and legally binding obligation of HMRI, enforceable against HMRI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles.

          b. PURCHASE ENTIRELY FOR OWN ACCOUNT. It is HMRI's intention to acquire the Shares, the Warrants, the Conversion Shares and the Option Shares (collectively, the "Securities") for investment for HMRI's own account, not as a nominee or agent and not with a view to the sale or other disposition of any part thereof in violation of the 1933 Act. HMRI has no present intention of selling, granting any participation in, or otherwise disposing of the same in violation of the 1933 Act. HMRI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities.

          c. RESTRICTIONS ON DISPOSITION. HMRI covenants that in no event will it dispose of any of the Securities (other than pursuant to Rule 144 promulgated under the 1933 Act ("Rule 144") or pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act) unless and until (i) HMRI shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition; and (ii) HMRI shall have furnished the Company with an opinion of HMRI's counsel reasonably satisfactory in form and substance to the Company and the Company's counsel to the effect that (a) such disposition will not require registration under the 1933 Act or compliance with any applicable state, local or foreign law, or (b) appropriate action necessary for compliance with the 1933 Act and any applicable state, local or foreign law has been taken. The restrictions on transfer imposed by this Section 3.1(c) shall cease and terminate as to the Securities when: (i) such securities shall have been effectively registered under the 1933 Act and sold by the owner thereof in accordance with such registration;

or (ii) an opinion of the kind described in the preceding sentence states that all future transfers of such securities by the holder thereof would be exempt from registration under the 1933 Act and compliance with any applicable state, local or foreign law. Each certificate evidencing the Securities shall bear an appropriate restrictive legend as set forth in Section 3.3 below, except that such certificate shall not be required to bear such legend after a transfer thereof if the transfer was made in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the 1933 Act.

          d. RECEIPT OF INFORMATION. HMRI has been furnished access to the business records of the Company and all such additional information and documents as such HMRI has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Purchase Agreement and the purchase of the Shares.

          e. BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement based on any arrangement or agreement made by or on behalf of HMRI, and HMRI agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such claims.

     3.2  FURTHER PROVISIONS REGARDING DISPOSITION.

          a.   TRANSFER TO AFFILIATES. Notwithstanding the provisions of
Section 3.1(c) above, no registration statement or opinion of counsel shall be necessary for a transfer by HMRI to a subsidiary or affiliate (as defined pursuant to the 1933 Act) of HMRI which is an accredited investor, if the transferee makes the warranties set forth in Sections 3.1 (b) and (c) and agrees in writing to be subject to the terms hereof, to the same extent as if such transferee were HMRI hereunder.

          b. NEW CERTIFICATES. Whenever the restrictions imposed by Section 3.1(c) above shall terminate as herein provided, the holder of the securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, one or more new certificates not bearing restrictive legends and not containing any reference to the restrictions imposed by this Purchase Agreement.

     3.3 LEGENDS. It is understood that, subject to Sections 3.1(c) and 3.2(b), the certificates evidencing the Shares, the Warrants, the Option Shares and the Conversion Shares may bear substantially the following legends:

          a. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH

REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

          b. Any legend required by the laws of any other applicable jurisdiction.

     3.4 NOTICE OF CERTAIN EVENTS. HMRI hereby covenants and agrees that during the term of the License Agreement (including any extension thereof), unless notice has been provided in accordance with Section 3.1 (c), it will provide written notice to the Company of any purchase, sale or other acquisition or disposition, on the open market or in private transactions, by HMRI or any of its affiliates (including subsidiaries or other entities controlled by HMRI) of any shares of the Common Stock or other equity securities of the Company (or if HMRI or such affiliates shall direct any third party to take any such actions on behalf of HMRI or such affiliates). Such notice shall be transmitted to the Company by facsimile (with telephonic notice) within ten (10) days after any such transaction, and shall specify the person or entity effecting the transaction, the date of such transaction, and the number of securities with respect to such transaction.

     3.5 LIMITATION ON NOTICE OF CERTAIN EVENTS. HMRI shall not be required to comply with the provisions of Section 3.4 if, in connection with any transaction referred to in Section 3.4, HMRI or its affiliate files with the SEC and sends to the Company a statement on Schedule 13D or Schedule 13G in connection with such transaction and in compliance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4. CONDITIONS TO HMRI'S OBLIGATIONS AT CLOSING. The obligations of HMRI under Section 1.2 of this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Purchase Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to HMRI at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, 4.5 and 4.7 have been fulfilled and stating that there has been no Material Adverse Change since June 30, 1995.

     4.4 CERTIFICATE OF AMENDMENT. The Company shall have filed with the Secretary of State of New York the Certificate of Amendment in substantially the form attached hereto as Exhibit A.

     4.5 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares to HMRI pursuant to this Purchase Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     4.6 HSR ACT WAITING PERIODS. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act (including any extension thereof by reason of a request for additional information) shall have expired or been terminated and no action shall have been instituted, or shall be threatened or pending, by the United States Justice Department or the Federal Trade Commission (the "FTC") challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

     4.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to HMRI and HMRI's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     4.8 LICENSE AGREEMENT. The License Agreement, in substantially the form attached hereto as Exhibit C, shall have been executed and delivered by the Company.

     4.9 WARRANT CERTIFICATE. The Warrant Certificate, in substantially the form attached hereto as Exhibit B, shall have been executed and delivered by the Company.


     4.10 OPINION OF COMPANY COUNSEL. HMRI shall have received from counsel for the Company an opinion, dated as of the Closing and addressed to HMRI, covering the matters set forth in Sections 2.1, 2.2, 2.3 (as to the due authorization, valid issuance, full payment and non-assessability of the Shares, Conversion Shares and Option Shares), 2.11, 2.12 and 2.14.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under Section 1.2 of this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of HMRI contained in Section 3 shall be true in all material respects on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2 PERFORMANCE. HMRI shall have performed and complied with all agreements, obligations and conditions contained in this Purchase Agreement that are required to be performed or complied with by it on or before such Closing.

     5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares to HMRI pursuant to this Purchase Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     5.4 HSR ACT WAITING PERIODS. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act (including any extension thereof by reason of a request for additional information) shall have expired or been terminated and no action shall have been instituted, or shall be threatened or pending, by the United States Justice Department or the FTC challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

     5.5 LICENSE AGREEMENT. The License Agreement, in substantially the form attached hereto as Exhibit C, shall have been executed and delivered by HMRI.

     6.   AFFIRMATIVE COVENANTS OF THE COMPANY.

     6.1 BOARD RIGHTS. So long as HMRI owns at least 500,000 shares of the B Stock or 500,000 shares of the Common Stock into which the B Stock shall have been converted, the Company shall allow HMRI the rights set forth in either (a) or (b) below, at HMRI's election:

          (a) The Company shall give HMRI or its designated representative notice of each meeting of its Board of Directors at the same time and in the same manner as notice is given to the members of the Board of Directors, and the Company shall permit such representative to attend and observe all meetings of the Company's Board of Directors and to listen to all such meetings held telephonically. The Company shall provide HMRI's representative with copies of written materials and other information given to directors in connection with such meetings at the same time and in the same manner such materials and information are given to the directors. If the Company takes any action by written consent in lieu of a meeting of its Board of Directors, the Company shall give notice thereof to HMRI's representative at the same time and in the same manner in which such consent is requested of directors. HMRI's representative must be reasonably acceptable to the Company and shall be knowledgeable and experienced in the operations of the pharmaceutical industry. HMRI's representative shall not be entitled to written materials or other information and shall agree to excuse himself or herself from meetings or portions thereof at the request of the Company or the Chairman of the Board of Directors where such information or his or her attendance or continued presence, at the discretion of the Company, might jeopardize the confidentiality of proprietary information of the Company or of any competitor of HMRI or otherwise create a conflict of interest. HMRI's representative will execute a confidentiality agreement in form and substance similar to the Company's standard form of confidentiality agreement with consultants and other third parties.

          (b) HMRI shall be entitled to designate a person of its choice to become a member of the Company's Board of Directors.

     6.2 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to HMRI the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a permitted holder of Securities to sell securities of the Company to the public without registration, and with a view to making it possible for any such holder to register the Securities pursuant to a registration on Form S-3, the Company agrees to (subject to Section 8 in the case of Section 6.2(b)):

          (a) make available adequate current public information as contemplated by Rule 144 (c)(1) or (2);

          (b) take such action as is necessary to enable a holder to utilize Form S-3 for the sale of Securities;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act; and

          (d) furnish to a holder owning any Securities upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, or that it qualifies as a registrant whose Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any holder of Securities of any rule or regulation of the SEC which permits the selling of any such Securities without registration or pursuant to such form.

     7.   ANTI-DILUTION PROVISIONS.

     7.1. OPTION. If, on or before the conversion of all of the Shares, the Company shall issue additional shares of its Common Stock in any private placement or public offering (excluding issuance or sale as a result of exercise or conversion of (i) outstanding options, warrants or other convertible or exchangeable securities on the date hereof, or (ii) stock options granted to employees, directors or consultants whenever granted under the Company's stock option programs or incentive stock option plan) (an "Issuance"), the Company hereby grants to HMRI the right (an "Option") following any such Issuance, to purchase a number of shares of Common Stock as set forth below. The consideration for shares issued pursuant to an Issuance (the "Consideration") shall be deemed to be the per share amount of cash and any other form of consideration received by the Company, meaning, in the case of a public offering, the public offering price. The amount of any non-cash Consideration shall be deemed to be the fair value of such non-cash Consideration determined in good faith by the Company's Board of Directors.

     Pursuant to the Option, HMRI shall have the right to purchase the number of additional shares of Common Stock (the "Option Number") determined by the following formula:

                              NO = N ( 0.0288 )
                                    1
where N(O) is the Option Number and N(I) is the number of shares issued in the Issuance. If the Option Number would include a fractional share, it shall be rounded to the nearest whole share.

     7.2. NOTICE OF ISSUANCE. Within ten (10) days after any Issuance, the Company shall give written notice thereof to HMRI of the terms thereof, including the Issuance Number, the Consideration and the Option Number of shares related to such Issuance.

     7.3. PURCHASE PRICE. The price for each share purchased pursuant to the Option shall be an amount (payable in cash) equal to the Consideration for a share purchased under the Issuance.

     7.4. EXERCISE OF OPTION. The Option shall be exercised by written notice to the Company, given within ten (10) days following receipt of written notice of an Issuance pursuant to Section 7.2 above stating that it is HMRI's intent to exercise the Option. The notice shall specify the number of shares for which the Option is being exercised (up to the Option Number) and shall be accompanied by payment in full of the exercise price for such shares.

     7.5. DELIVERY OF CERTIFICATES: REGISTRATION. Promptly after each exercise of the Option, the Company shall cause to be delivered to HMRI a certificate or certificates evidencing the shares purchased pursuant to the exercise of the Option; provided, however, that HMRI shall be deemed to be the holder of record of such shares as of the date of exercise of the Option with respect to such shares. The Company may postpone the issuance and delivery of such shares upon any exercise of the Option until (a) the admission of such shares to listing on any stock exchange on which shares of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company, in the reasonable opinion of its counsel, shall determine to be necessary or advisable. Nothing in this Section 7.5 shall be deemed to require that the Company file or amend a registration statement under the 1933 Act.

     7.6. DIVIDENDS AND RECLASSIFICATION. If, following an Issuance but prior to the exercise of, or expiration of the right to exercise, the Option relating to such Issuance, there shall be declared payable to holders of record of the Common Stock on a date prior to such exercise or expiration, or paid, a stock dividend upon the Common Stock of the Company or if such stock shall be split-up, combined, converted, exchanged (including by way of merger), reclassified, or in any way substituted for (collectively, a "Dividend or Reclassification"), the Option shall entitle HMRI upon the future exercise of the Option relating to such Issuance to such number and kind of securities or other property, subject to the terms of the Option, to which HMRI would have been entitled had HMRI actually owned the Common Stock as to which the Option is then exercised at the time of such Dividend or Reclassification; and the aggregate purchase price upon the exercise of the Option relating to such Issuance shall be the same as if the shares of Common Stock originally optioned were being purchased as provided herein; provided that no fractions of shares shall be issued, the aggregate purchase price shall be appropriately reduced on account of any fractions not so issued and the purchase price shall in no event be less than the par value of the Common Stock.

     7.7. RESERVATION OF COMMON STOCK. the Company hereby represents and covenants with HMRI that it shall at all times reserve for issuance to HMRI such number of shares of its Common Stock as will be sufficient to satisfy the requirements of any Option.

     7.8. SUCCESSORS TO OPTION. The Option and all rights hereunder shall be non-assignable and nontransferable, are intended solely for the benefit of HMRI, and shall in no way inure to the benefit of its assignees or transferees. Notwithstanding the foregoing, HMRI may assign or transfer the Option to any corporation with which HMRI is merged or combined or to any corporation which is a successor to or an affiliate of HMRI. The Company shall have the right to require, as a condition precedent to such assignment or transfer, that the assignee or transferee furnish such information as may in the opinion of counsel for the Company be appropriate to permit such assignment or transfer in light of the then applicable federal or state securities laws. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act, and the term "person" or "entity" shall mean any individual, company, partnership, joint venture, association, corporation, trust, government or agency thereof, or any other entity.

     7.9. INFORMATION FROM HMRI. The Company shall have the right to require, as a condition precedent to the exercise of the Option, that HMRI furnish such information (and representations comparable to those in Section 3.1) as may in the reasonable opinion of counsel for the Company be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the 1933 Act with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable act.

     8.   REGISTRATION OF COMMON STOCK.

     8.1 REGISTRATION. Upon conversion of the Preferred Stock, the Company will use its best efforts to effect the registration under the 1933 Act on Form S-3 or such other registration form as counsel to the Company deems appropriate all of the Conversion Shares (to the extent issued prior to the effective date of such registration and not previously registered, with respect to Conversion Shares issued upon exercise of the Warrants) and Option Shares, or any shares issued pursuant to stock dividends, stock splits or similar distributions upon such Common Stock, Conversion Shares and Option Shares ("Registrable Stock"). For purposes of this Purchase Agreement, a "Holder" of any security means the record or beneficial owner of such security or any permitted successor or assignee thereof.

     8.2 REGISTRATION EXPENSES. The Company shall pay all expenses incurred in effecting the registration of Registrable Stock pursuant to Section 8.1 including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but not including underwriting discounts, commissions and expenses and fees of counsel to the participating Holders.

     8.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 8.1 to effect the registration of the Registrable Stock under the 1933 Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement which includes the Registrable Stock and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed or until the participating Holders can sell all such Registrable Stock pursuant to Rule 144;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of Registrable Stock covered by such registration statement whenever a Holder shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section 8;

          (c) furnish to each participating Holder (and to each underwriter, if any, of Registrable Stock) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock;

          (d) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under such state securities or blue sky laws of such jurisdiction as each participating Holder shall reasonably request and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Stock, except that the Company shall not for any purpose be required to consent generally to service of process or qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) before filing the registration statement prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

          (f) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offer;

          (g) notify the participating Holders at any time when a prospectus relating to any Registrable Stock covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective;

          (h) furnish at the request of the participating Holders on the date that such Registrable Stock is delivered to the underwriters for sale in connection with a registration pursuant to this Section 8 an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offer addressed to the underwriters, if any, and to such Holders, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offer, addressed to the underwriters and to such Holders; and

          (i) use its best efforts to cause all such Registrable Stock to be listed on the securities exchange or the Nasdaq National Market, if any, on which the Company's Common Stock is then listed.

     Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g), the Holder will forthwith discontinue disposition of such Registrable Stock covered by such registration statement or prospectus until receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of an additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice.

     8.4 INDEMNIFICATION. In the event Registrable Stock is registered pursuant to this Section 8:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Stock which is included in a registration statement filed pursuant to the provisions of this Agreement and any underwriter (within the meaning of the 1933 Act) with respect to the Registrable Stock, and each officer, director, employee and agent thereof and each person, if any, who otherwise controls such Holder or underwriter (within the meaning of the 1933 Act), against any losses or claims, damages, expenses or liabilities, joint or several, to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in the registration statement for the Registrable Stock, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Stock, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading or arise out of any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law; and will reimburse such Holder, any underwriter, officer, director, employee, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which shall not be unreasonably withheld, nor shall the Company be liable under this
Section 8.4(a) to such Holder, such underwriter, officer, director, employee, agent or controlling person for any such loss, claim, damage, expense, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Holder, such underwriter, officer, director, employee, agent or such controlling person.

          (b) To the extent permitted by law, each Holder of Registrable Stock which is included in a registration statement filed pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, each of its employees, agents, directors and officers, each person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter (within the meaning of the 1933 Act) against any losses, claims, damages, expenses or liabilities to which the Company or any such person or underwriter may become subject, under the 1933 Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue or allegedly untrue statement of any material fact contained in a registration statement for the Registrable Stock, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Stock, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 8.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of such Holder, which shall not be unreasonably withheld; and such Holder will reimburse the Company or any such person or underwriter for any legal or other expenses reasonably incurred by the Company or any such person or underwriter in connection with investigating or defending such loss, claim, damage, liability, expense or action.

          (c)  Promptly after receipt by an indemnified party under this
Section 8.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one (1) separate counsel for all indemnified parties, such separate counsel to be reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.4, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section.

          (d) To the extent permitted by law, the indemnification provided for under this Section 8.4 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the 1933 Act) of such indemnified party and will survive the transfer of securities.

          (e) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 8.4(e) shall be several in proportion to their respective underwriting commitments and not joint.

     8.5 INFORMATION FROM HMRI. HMRI shall furnish to the Company in writing any information regarding HMRI which the Company may reasonably request in writing in connection with registration pursuant to this Section 8.

     9.   MISCELLANEOUS.

     9.1 INCORPORATION BY REFERENCE. All exhibits and schedules appended to this Purchase Agreement are herein incorporated by reference and made a part hereof.

     9.2 PARTIES IN INTEREST. All terms, covenants, agreements, representations, warranties and undertakings in this Purchase Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     9.3 AMENDMENTS AND WAIVERS. Changes in or additions to this Purchase Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only upon the written consent of the Company and HMRI.

     9.4 GOVERNING LAW. This Purchase Agreement shall be deemed a contract made under the laws of the State of New York and, together with the rights or obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

     9.5 NOTICES. All notices, requests, consents and demands shall be in writing and shall be deemed given when (i) personally delivered, (ii) mailed in a registered or certified envelope, postage prepaid (iii) sent by Federal Express or another nationally recognized overnight delivery service (paid by sender), or (iv) sent by telex, facsimile, or telecopier upon receipt of the correct answerback.

To the Company at:
     Alliance Pharmaceutical Corp.
     3040 Science Park Road
     San Diego, CA 92121
     Attention:     Theodore D. Roth
               Executive Vice President
     FAX #:  (619) 558-5161

with a copy to:
     Stroock & Stroock & Lavan
     7 Hanover Square
     New York, NY 10004
     Attention:     Melvin Epstein, Esq.
     FAX #:  (212) 806-6006
or to HMRI at:
     Hoechst Marion Roussel, Inc.
     10236 Marion Park Drive
     Post Office Box 9627
     Kansas City, MO 64134-0627
     Attention:     Terry J. Shelton
               Vice President, New Technology Licensing
     FAX #:    816-966-2759

with a copy to:
     General Counsel
     Hoechst Marion Roussel, Inc.
     10236 Marion Park Drive
     Post Office Box 9627
     Kansas City, MO 64134-0627
     FAX #:  816-966-3805

or such other address as may be furnished in writing to the other parties hereto.

     9.6 COUNTERPARTS. This Purchase Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

     9.7 EFFECT OF HEADINGS. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

     9.8 ENTIRE PURCHASE AGREEMENT. This Purchase Agreement, the License Agreement and the Exhibits and Schedules hereto and thereto constitute the entire agreement among the Company and the HMRI with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Purchase Agreement supersedes all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

     9.9 PUBLICITY. Neither party shall originate any publicity, news release, or other announcement, written or oral, relating to this Purchase Agreement, or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other.

     9.10 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, this Purchase Agreement has been executed as of the date first above written, by the parties hereto.

                              ALLIANCE PHARMACEUTICAL CORP.


                              By: /s/ Duane J. Roth
                                  ----------------------------------

                              Name:     Duane J. Roth

                              Title:    President


                              HOECHST MARION ROUSSEL, INC.


                              By: /s/ Thomas W. Hofstaetter, Ph.D.
                                  ----------------------------------

                              Name: /s/ Thomas W. Hofstaetter, Ph.D.
                                    --------------------------------

                              Title: Senior Vice President
                                     -------------------------------

                                 SCHEDULE 2.3

                                      TO

                     STOCK AND WARRANT PURCHASE AGREEMENT



Outstanding Options (as of December 31, 1995)          2,998,216

Outstanding Warrants                                   1,082,289

Johnson & Johnson Development Corp. ("J&JDC") has an option (the "Option") to purchase an amount of common stock equal to 3.5% of any issuance of common stock made by the Company at the same price per share of such issuance. J&JDC has the right and/or obligation to purchase a number of shares of common stock upon the occurrence of certain events (the "Deferred Purchase"), such number to be determined by a formula. J&JDC owns 1,500,000 shares of Series A Preferred Stock which are convertible on certain events into common stock based on a formula.

Registration Rights

     500,000 Warrants         Demand registration rights

     482,289                  Demand and piggyback registration rights

The Company has obligations to register the common stock obtained by J&JDC pursuant to (i) exercise of the Option, (ii) conversion of Series A Preferred Stock, and (iii) exercise of the Deferred Purchase.

                                   EXHIBIT A
                           CERTIFICATE OF AMENDMENT

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ALLIANCE PHARMACEUTICAL CORP.


               Under Section 805 of the Business Corporation Law

     We, the undersigned, Duane Roth and Theodore Roth, being respectively the President and the Secretary of Alliance Pharmaceutical Corp., hereby certify:

     1. The name of the corporation is Alliance Pharmaceutical Corp. (hereinafter called the "Corporation"). The name under which the Corporation was formed is Otisville Biologics, Inc.

     2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 23rd day of February, 1983.

     3. The Certificate of Incorporation of the Corporation was first restated and the Restated Certificate was filed on November 10, 1993.

     4. The Certificate of Incorporation of the Company, as amended heretofore, is further amended by the addition of the following provisions stating the number, designation, relative rights, preferences, and limitations of the shares of two series of Preferred Stock of the Company designated as "Series B Preferred Stock" and "Series C Preferred Stock."

     5. A new Section (d) is added to Article 4 thereof, which Section (d) reads in its entirety as follows:


     (d) Seven Hundred Fifty Thousand (750,000) shares of the Corporation's preferred stock, par value $.01 per share, are designated "Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock") and two hundred thousand (200,000) shares of the Corporation's preferred stock, par value $.01 per share, are designated "Series C Preferred Stock" (hereinafter referred to as the "Series C Preferred Stock"), and such Series B preferred Stock and such Series C Preferred Stock shall have the respective voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions as follows:

     1. SECTION REFERENCES AND DEFINITIONS. References to section numbers contained in this Article 4(d) shall refer only to sections within this Article 4(d) unless otherwise specified. Capitalized terms in this Article 4(d) shall have the following meanings:

          1.1. "Common Stock" shall mean the shares of the Common Stock of the Corporation, par value $.01 per share, and any stock into which such Common Stock may hereafter be changed.

          1.2. "B Conversion Date" shall mean the date on which the Series B Preferred Stock converts to Common Stock pursuant to Section 5.1.1.

          1.3. "B Conversion Rate" shall mean the rate at which shares of Common Stock are to be received upon conversion of one share of the Series B Preferred Stock which is determined by dividing the B Current Market Price per share of Common Stock into $20.00; provided that (i) in the event of a conversion pursuant to Section 5.1.1(b), the B Current Market Price per share shall never be deemed to be less than $10.00, and (ii) in the event of a conversion pursuant to Section 5.1.1(c) the B Current Market Price shall be deemed to be $20.00. The B Conversion Rate, and the amounts specified in clauses (i) and (ii) in the previous sentence shall be subject to adjustment pursuant to Section 5.

          1.4. "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

          1.5. "B Current Market Price" per share of Common Stock at any date herein specified shall mean the average of the daily market prices for the twenty (20) consecutive Trading Days ending one (1) day prior to such date. The market price for each such Trading Day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or, if it is not so listed, the Nasdaq National Market or, if it is not so listed, on the over-the-counter market.

          1.6. "B Division Amounts" shall mean the $10.00 amount referred to in clause (i) of the proviso in Section 1.3 and the $20.00 amount referred to in clause (ii) of such proviso.

          1.7. "B Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Series B Preferred Stock as to rights upon liquidation or dividends.

          1.8. "B License Agreement" shall mean that certain License Agreement dated as of _______________, 1996 by and among the Corporation and Hoechst Marion Roussel, Inc..

          1.9. "C Conversion Rate" shall mean the rate at which shares of Common Stock are to be received upon conversion of one share of the Series C Preferred Stock which is determined by dividing the C Current Market Price per share of Common Stock into $25.00.

          1.10. "C Current Market Price" per share of Common Stock shall mean the average of the daily market prices for the twenty (20) consecutive Trading Days ending January 14, 1997. The market price for each such Trading Day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or, if it is not so listed, the Nasdaq National Market or, if it is not so listed, on the over-the-counter market.

          1.11. "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

          1.12. "Series A Preferred Stock" shall mean the outstanding Series A Preferred Stock of the Corporation.

          1.13. "Trading Day" shall mean any day on which trading takes place (a) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if not, in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System.

     2.   DIVIDENDS.

          2.1  SERIES B PREFERRED STOCK.     Before any dividends (other than
dividends payable in B Junior Stock) on any B Junior Stock shall be declared or paid or set apart for payment, the holders of shares of Series B Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors, at the annual rate of one dollar ($1.00) per share, and no more, payable annually on the first day of June in each year, to holders of record on such date, not exceeding thirty (30) days preceding such dividend payment date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. The Series B Preferred Stock shall rank on a parity with the Series A Preferred Stock as to dividends. Such dividends will be cumulative.

          Whenever, at any time, the full dividend as aforesaid for the current dividend period shall have been paid or declared and set apart for payment on the then outstanding Series B Preferred Stock, the Board of Directors may declare dividends on any B Junior Stock, subject to the respective terms and provisions (if any) applying thereto, and the Series B Preferred Stock shall not be entitled to share therein.

          2.2 SERIES C PREFERRED STOCK. Series C Preferred Stock shall not be entitled to receive any dividends (other than dividends payable in B Junior Stock or distributions pursuant to Section 5.6).

     3.   LIQUIDATION OR DISSOLUTION.

          3.1. RANK.     The Series B Preferred Stock and Series C Preferred
Stock of the Corporation shall rank on a parity with the Series A Preferred Stock as to distributions upon a liquidation, dissolution or winding up of the Corporation.

          3.2. PREFERENCE.    Subject to the prior rights of the Corporation's
creditors and holders of securities senior to the Series B Preferred Stock and Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, (i) the holders of Series B Preferred Stock shall be entitled to receive twenty dollars ($20.00) per share, plus an amount equal to any accumulated dividends through the date of such liquidation, dissolution or winding-up and (ii) the holders of Series C Preferred Stock shall be entitled to receive one cent ($.01) per share. The amount of dividends "accumulated" on any share of Series B Preferred Stock as at any annual dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such annual dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Series B Preferred Stock as at any date other than an annual dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon, whether or not earned or declared, at the rate of $.25 per share for each full three-month period preceding such date and ending on September 1, December 1, March 1 or June 1. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of Series B Preferred Stock and Series C Preferred Stock (and any series of preferred stock ranking in parity with the Series B Preferred Stock and Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders determined as aforesaid, then the holders of Series B Preferred Stock and Series C Preferred Stock (and any such series) will share ratably in any distribution of the Corporation's assets in proportion to the respective preferential amounts that would have been payable if such assets were sufficient to permit payment in full of all such amounts. After payment of the full amount of the liquidating distribution to which the holders of Series B Preferred Stock and Series C Preferred Stock are entitled, holders of B Junior Stock (other than Common Stock) shall be paid any preferential amounts payable to such holders. Thereafter, the holders of Series C Preferred Stock will not be entitled to any further distributions and the holders of Series B Preferred Stock will share PRO RATA with the holders of Common Stock (and the holders of Series A Preferred Stock and any other preferred stock or B Junior Stock entitled to share PRO RATA with Common Stock in liquidating distributions), based on the number of shares of Common Stock into which the Series B Preferred Stock is then convertible, in any further distribution of assets by the Corporation. Under this Section 3, a distribution of assets in any dissolution, winding-up or liquidation shall not include (a) any consolidation or merger of the Corporation with or into any other corporation, (b) any dissolution, liquidation or winding-up of the Corporation immediately followed by reincorporation of a successor corporation or (c) a sale or other disposition of all or substantially all of the Corporation's assets in consideration for the issuance of equity securities of another corporation, provided that the consolidation, merger, dissolution, liquidation, winding-up, sale or other disposition (i) does not amend, alter, or change the preferences or rights of the Series B Preferred Stock or Series C Preferred Stock or the qualifications, limitations or restrictions thereof in a manner that adversely affects the Series B Preferred Stock or Series C Preferred Stock and (ii) is done in accordance with Sections 5.5, 5.6 or 5.7 hereof.

     4.   VOTING RIGHTS.

          4.1  Series B Preferred Stock.     The holders of Series B Preferred
Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock (and the holders of every other class or series entitled to vote together with such holders) and not by class, except as otherwise required by New York law, on all matters on which holders of Common Stock shall have the right to vote. Each holder of Series B Preferred Stock shall have the right to cast one (1.0) vote for each share of Series B Preferred Stock held by such holder.

          4.2  Series C Preferred Stock.     The holders of Series C Preferred
Stock shall not be entitled to any voting rights except as otherwise required by law.

     5.   CONVERSION RIGHTS.

          5.1. CONVERSION OF SERIES B PREFERRED STOCK. The Series B Preferred Stock shall convert into fully paid and non-assessable shares of Common Stock on the B Conversion Date at the B Conversion Rate as follows:

               5.1.1. The Series B Preferred Stock shall convert into Common Stock on the earlier of the following:

                    (a)  February 28, 2001;

                    (b) Termination of the B License Agreement (unless termination of the B License Agreement is as a result of the liquidation of the Corporation, the appointment of a receiver or trustee for substantially all of the property or assets of the Corporation, or the Corporation makes an assignment for the benefit of creditors, in each case, in accordance with the B License Agreement); or

                    (c) At such time as the B Current Market Price per share of Common Stock is equal to or greater than $20.00, subject to adjustment pursuant to Section 5.5.

               5.1.2. Upon conversion pursuant to Section 5.1.1(a) or (c), the holders of Series B Preferred Stock shall receive accumulated dividends paid in cash or, at the election of the Corporation, in Common Stock at the B Current Market Price used to determine the B Conversion Rate upon conversion. In the event of a conversion pursuant to Section 5.1.1(b), no accumulated dividends shall be paid to the holders of Series B Preferred Stock.

          5.2. CONVERSION OF SERIES C PREFERRED STOCK. The Series C Preferred Stock shall convert into fully paid and non-assessable shares of Common Stock at the C Conversion Rate on June 30, 1997, if notice of redemption pursuant to
Section 7.1 has not previously been given to the Corporation.

          5.3. CONVERSION NOTICE AND PROCEDURE. Upon conversion of the Series B Preferred Stock or Series C Preferred Stock, the Corporation shall send written notice to the holders of Series B Preferred Stock or Series C Preferred Stock, as the case may be. Any notice of conversion to a holder of Series B Preferred Stock shall contain the B Conversion Date, the B Conversion Rate and the number of shares into which the holder's Series B Preferred Stock is converted. Any notice of conversion to a holder of the Series C Preferred Stock shall contain the C Conversion Rate and the number of shares into which the holder's Series C Preferred Stock is converted. Upon conversion of Series B Preferred Stock or Series C Preferred Stock, the shares so converted shall have the status of authorized and unissued preferred stock, and the number of shares of preferred stock which the Corporation shall have authority to issue shall include the number of shares of Series B Preferred Stock or Series C Preferred Stock so converted, as the case may be. Upon any conversion, certificates representing the Series B Preferred Stock or Series C Preferred Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock into which such stock is converted. After conversion the holder of any shares of Series B Preferred Stock or Series C Preferred Stock so converted shall deliver to the Corporation during regular business hours, at such place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

          5.4. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock or Series C Preferred Stock. If more than one share of Series B Preferred Stock or Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon any such conversion, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount determined on the basis of the then current fair market value of a share of Common Stock as determined by the Board of Directors of the Corporation, in good faith. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

          5.5. ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS, COMBINATIONS, OR CONSOLIDATIONS OF COMMON STOCK.

               5.5.1. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split, or otherwise) into a greater number of shares of Common Stock, the B Division Amounts then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the B Division Amounts then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               5.5.2. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split, or otherwise) into a greater number of shares of Common Stock after January 14, 1997 and prior to the conversion of the Series C Preferred Stock, the C Current Market Price then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock after January 14, 1997 and prior to the conversion of the Series C Preferred Stock, the C Current Market Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          5.6. OTHER DISTRIBUTIONS.

               5.6.1. If for any reason, including without limitation a merger or sale of assets transaction, the Corporation shall declare a distribution payable in securities of the Corporation other than shares of B Junior Stock, or in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or assets (excluding cash dividends) then, in each such case for the purpose of this Section 5.6.1, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               5.6.2. If for any reason, including without limitation a merger or sale of assets transaction, the Corporation shall after January 14, 1997 and prior to conversion of the Series C Preferred Stock declare a distribution payable in securities of the Corporation other than shares of B Junior Stock, or in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or assets (excluding cash dividends) then, in each such case for the purpose of this Section 5.6.2, the holders of the Series C Preferred Stock shall be entitled upon conversion, if any, to a proportionate share of such distribution (or, at the election of the Board of Directors, to a cash payment equal to the fair market value on the date of such distribution, as determined by the Board of Directors in their reasonable discretion, of a proportionate share of such distribution) as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series C Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          5.7. REORGANIZATIONS AND RECAPITALIZATIONS. If at any time or from time to time there shall be a reorganization or recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 5.5 or Section 5.6 above), then, as a condition of such reorganization or recapitalization, provision shall be made so that the holders of the Series B Preferred Stock or Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock or Series C Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock or Series C Preferred Stock after the reorganization or recapitalization to the end that the provisions of this Section 5 (including adjustment of the B Conversion Rate or C Conversion Rate and the B Division Amounts then in effect and the number of shares receivable upon conversion of the Series B Preferred Stock or Series C Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

          5.8. RESERVATION OF SHARES.        The Corporation agrees that, so
long as any share of Series B Preferred Stock or Series C Preferred Stock shall remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series B Preferred Stock or Series C Preferred Stock, as the case may be, the full number of shares of Common Stock then issuable upon conversion of all outstanding shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be. If the Common Stock shall be listed on any national securities exchange, the Corporation at its expense shall include in a listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock or Series C Preferred Stock, as the case may be, (subject to issuance or notice of issuance to the exchange) and will similarly apply for and use its best efforts to procure the listing of any further Common Stock reserved for issuance upon conversion of the Series B Preferred Stock or Series C Preferred Stock, as the case may be, at any subsequent time as a result of adjustments in the B Conversion Rate or the C Conversion Rate or otherwise.

          5.96. VALIDITY OF SHARES. The Corporation agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series B Preferred Stock or Series C Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

          5.10.     TAXES.    The Corporation will pay all taxes and other
governmental charges that may be imposed in respect of the issue or delivery (but not transfer) of shares of Common Stock upon conversion of the Series B Preferred Stock or Series C Preferred Stock.

          5.11.     ABANDONMENT OF ACTION.   If the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution requiring an adjustment pursuant to Section 5 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the holders of Series B Preferred Stock or Series C Preferred Stock shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          5.12.     NOTICE PROVISIONS.

               5.12.1. Whenever an adjustment is required pursuant to Section 5 hereof, the Corporation shall forthwith deliver to the holders of Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate signed by an officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and the adjustments made.

               5.12.2. In case the Corporation shall propose (a) to pay any dividend payable in stock of any class to the holders of B Junior Stock or to make any other distribution to the holders of its Common Stock, (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (d) to effect any capital reorganization, (e) to effect any consolidation, merger or sale, transfer or other distribution of all or substantially all its property, assets or business, or (f) to effect the liquidation, dissolution or winding-up of the Corporation, then, in each such case, the Corporation shall give to each holder of Series B Preferred Stock or Series C

Preferred Stock a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the B Conversion Rate, C Conversion Rate, and the B Division Amounts after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     6.   NO PRE-EMPTIVE RIGHTS.   No holder of Series B Preferred Stock or
Series C Preferred Stock shall have any pre-emptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Corporation's Certificate of Incorporation.

     7.   Redemption of Series C Preferred Stock.

          7.1 Redemption at the Option of the Holders of Series C Preferred Stock. Beginning October 1, 1996 and ending on June 29, 1997, upon the request of the holders of one hundred percent (100%) of the Series C Preferred Stock, the Corporation shall redeem all, but not less than all, of the outstanding Series C Preferred Stock; provided that such election may only be given within the five (5) day period following the effective date of termination of the B License Agreement. Notice of such election signed by the holders of one hundred percent (100%) of the Series C Preferred Stock shall be delivered to the Corporation one (1) day in advance of the day designated for such redemption (herein called the "redemption date"). The amount payable to holders of Series C Preferred Stock as of the redemption date shall be $75.00 per share.

          7.2. Within forty-five (45) days of the redemption date, the Corporation shall pay to the holders of Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation, the amount due to such holders on such redemption. Such amount shall be payable, in the Corporation's discretion, in cash or by an unsecured promissory note. The promissory note shall accrue interest at a fluctuating rate equal to the prime rate from time to time in effect, as quoted in the Eastern edition of THE WALL STREET JOURNAL, and all principal and interest shall be due and payable on June 30, 2002. The Corporation may at any time pay all outstanding amounts owed under the promissory note in cash or Common Stock. If Common
Stock is issued in payment of principal of or interest on such promissory note it shall be valued at a price equal to the average closing price of Common
Stock on the Nasdaq National Market (or such other principal exchange on which the Common Stock may trade or, if not so listed on an exchange, in the over-the-counter market) over twenty (20) trading days beginning twenty-two (22) trading days prior to the date of notice of payment by the Corporation. Payment of the promissory note shall be made within forty-five
(45) days following notice of payment by the Corporation by check or, if payment is in Common Stock, by delivery of certificates representing the Common Stock, to the holders of such promissory notes at their respective addresses as the same appear on the books of the Corporation.

          7.3  Share Status on Redemption.   Shares of Series C Preferred Stock
which have been redeemed or acquired by the Corporation shall, upon compliance with any applicable provisions of the Business Corporation Law of New York, have the status of authorized and unissued shares of preferred stock, but shall be reissued only as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock.

     8.   COVENANTS.

          8.1  SERIES B PREFERRED STOCK.     In addition to any other rights
provided by law, so long as any shares of Series B Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Series B Preferred Stock:

          (a) Amend or repeal any provisions of the Corporation's Certificate of Incorporation which action would adversely affect the rights, preferences, or privileges of the Series B Preferred Stock;

          (b) Alter or change the designations, powers, rights, preferences or privileges, or the qualification, limitations or restrictions of the Series B Preferred Stock; or

          (c) Increase the authorized number of shares of Series B Preferred Stock or other preferred stock of the Corporation; or

          (d) Authorize, create, or issue any Series A Preferred Stock, or any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Series B Preferred Stock with respect to dividends, redemptions or upon liquidation or dissolution of the Corporation; or

          (e) Reclassify the shares of Common Stock or any other B Junior Stock into shares of any class or series of capital stock (i) ranking either as to payment of dividends, distribution of assets or redemptions, prior to or on parity with the Series B Preferred Stock, or (ii) which in any manner adversely affects the holders of Series B Preferred Stock.

          8.2  Series C Preferred Stock.     In addition to any other rights
provided by law, so long as any shares of Series C Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Series C Preferred Stock:

          (a) Amend or repeal any provisions of the Corporation's Certificate of Incorporation which action would adversely affect the rights, preferences, or privileges of the Series C Preferred Stock;

          (b) Alter or change the designations, powers, rights, preferences or privileges, or the qualification, limitations or restrictions of the Series C Preferred Stock; or

          (c) Increase the authorized number of shares of Series C Preferred Stock or other preferred stock of the Corporation; or

          (d) Authorize, create, or issue any Series A Preferred Stock or any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Series C Preferred Stock with respect to redemptions or upon liquidation or dissolution of the Corporation; or

          (e) Reclassify the shares of Common Stock or any other B Junior Stock into shares of any class or series of capital stock (i) ranking either as to payment of dividends, distribution of assets or redemptions, prior to or on parity with the Series C Preferred Stock, or (ii) which in any manner adversely affects the holders of Series C Preferred Stock.

6. The manner in which the foregoing Amendment of the Certificate of Incorporation was authorized is as follows: The Board of Directors of the Corporation authorized the Amendment under the authority vested in said Board under the provisions of the Certificate of Incorporation and of Section 502 of the Business Corporation Law.


     IN WITNESS WHEREOF, we have subscribed this document on the date set opposite each of our names below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  February __, 1996

                         ______________________________________
                         Name:  Duane J. Roth
                         Title: President

                         _______________________________________
                         Name:  Theodore D. Roth
                         Title: Secretary

                                   EXHIBIT B
                              WARRANT CERTIFICATE

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK TIME, ON FEBRUARY 28, 2001 OR UPON EARLIER EXPIRATION PURSUANT TO ARTICLE VIII HEREIN.

                                                            WARRANT TO PURCHASE

                                                **300,000 SHARES**



                              WARRANT TO PURCHASE

                                 COMMON STOCK

                       OF ALLIANCE PHARMACEUTICAL CORP.

      This certifies that, for good and valuable consideration received, Hoechst Marion Roussel, Inc. and its registered, permitted assigns (collectively, the "Warrantholder"), are entitled to purchase from Alliance Pharmaceutical Corp., a corporation incorporated under the laws of New York (the "Company"), subject to the terms and conditions hereof, at any time on or after February __, 1996 and before 5:00 P.M., New York time, on February 28, 2001, or such earlier date of expiration as may occur pursuant to Article VIII herein, (or, if such day is not a Business Day, as defined herein, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully paid and nonassessable shares of Common Stock (par value $.01) of the Company (the "Common Stock") stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Article III hereof.

                                   ARTICLE I

     SECTION 1.01: DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          (a) BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

          (b) COMMON STOCK: Common Stock, $.01 par value per share, of the Company .

          (c) COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable for shares of Common Stock.

          (d) DEMAND REGISTRATION: See Section 7.02.

          (e) EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

          (f) EXERCISE PRICE: $20.00 per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

          (g) EXPIRATION DATE: 5:00 P.M., New York time, on February 28, 2001, or such earlier date of expiration as may occur pursuant to Article VIII herein.

          (h) HOLDER: A holder of Registrable Securities.

          (i) LICENSE AGREEMENT: That certain License Agreement dated as of February __, 1996 between the Company and Hoechst Marion Roussel, Inc..

          (j) NASD: National Association of Securities Dealers, Inc.

          (k) PERSON: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (l) PIGGYBACK REGISTRATION:  See Section 7.01.

          (m) PROSPECTUS: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          (n) PUBLIC OFFERING: A public offering of any of the Company's equity or debt securities pursuant to a registration statement under the Securities Act.

          (o) REGISTRATION EXPENSES: Any and all expenses incident to performance of or compliance with Article VII hereunder, including, without limitation, (i) all SEC and stock exchange or NASD registration and filing fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with the blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; and (v) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts, commissions and transfer taxes, if any.

          (p) REGISTRABLE SECURITIES: Warrant Shares and/or other securities that may be or are issued by the Company upon exercise of such Warrants, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations or the like, and as adjusted pursuant to Article III hereof; PROVIDED,

HOWEVER, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

          (q) REGISTRATION STATEMENT: Any registration statement of the Company filed or to be filed with the SEC, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference by such registration statement, if any.

          (r) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (s) SECURITIES ACT: The Securities Act of 1933, as amended.

          (t) WARRANTS: This Warrant and all other warrants that may be issued in its place (together evidencing the right to purchase an aggregate of three hundred thousand (300,000) shares of Common Stock, subject to adjustment from time to time in accordance with Article III).

          (u) WARRANTHOLDER: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          (v) WARRANT SHARES: Common Stock purchasable upon exercise of the Warrants.

                                  ARTICLE  II

                       DURATION AND EXERCISE OF WARRANT

     SECTION 2.01: DURATION OF WARRANT. Subject to the terms contained herein, this Warrant may be exercised at any time after February 28, 1996, and before 5:00 P.M. New York time, on the Expiration Date (or, if such day is not a Business Day, at or before 5:00 P.M. New York time, on the next following Business Day). If this Warrant is not exercised at or before 5:00 P.M., New York time, on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease. Notwithstanding anything to the contrary herein, this Warrant shall become void, and all rights hereunder shall thereupon cease upon termination of the License Agreement.

     SECTION 2.02: EXERCISE OF WARRANT. (a) The Warrantholder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Sub-scription Form hereon duly executed, to the Company at its corporate office in San Diego, California, together with the full Exercise Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

          (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new warrant certificate in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new warrant certificate to the Warrantholder.

          (d) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts or any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of Warrant Shares in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.

                                  ARTICLE III

                     Adjustment of Shares of Common Stock

                       PURCHASABLE AND OF EXERCISE PRICE

The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

     SECTION 3.01: MECHANICAL ADJUSTMENTS. (a) If at any time prior to the full exercise of this Warrant, the Company shall (i) pay a dividend or make a dis-tribution on its shares of Common Stock in shares of Common Stock (other than cash dividends or distributions out of earnings); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; or
(iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this paragraph 3.01(a) shall occur.

          (b) In case the Company shall hereafter fix a record date for making a distribution to the holders of Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph (a) of this Section 3.01) or Common Stock subscription rights, options or warrants for Common Stock or Common Stock Equivalents, then in each such case the Exercise Price in effect after such record date shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by the current market price per share of Common Stock (as defined in paragraph (d) of this Section 3.01), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, option and warrants or of such Common Stock Equivalents, and the denominator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever the record date for such a distribution is fixed and shall become effective immediately after such record date.

          (c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraphs (a) or (b) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares then issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price as adjusted.

          (d) For the purpose of any computation under this Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing price for 30 consecutive Business Days commencing 45 Business Days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

          (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($.25) in such price; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (f) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) of this Section 3.01, the Warrantholder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) to (e), inclusive, of this Section 3.01.

     SECTION 3.02: NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President, any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

     SECTION 3.03: NO ADJUSTMENT FOR DIVIDENDS. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     SECTION 3.04: PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company agrees that a condition of such transaction will be that the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article III. The provisions of this Section 3.04 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     SECTION 3.05: FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

                                  ARTICLE  IV

                           Other Provisions Relating

                          TO RIGHTS OF WARRANTHOLDER

     SECTION 4.01: NO RIGHTS AS SHAREHOLDERS; NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;

          then, in any one or more of said events, the Company shall give notice of such event to the Warrantholder. Such giving of notice shall be initiated (i) at least 25 days prior to the date fixed as a record date or the date of closing the Company's Stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

     SECTION 4.02: LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this warrant certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant certificate of like denomination and tenor as, and in substitution for this Warrant.

     SECTION 4.03: RESERVATION OF SHARES. (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (b) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

     SECTION 4.04: NO FRACTIONAL SHARES. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the number of whole shares purchasable upon exercise of this Warrant. The Company shall be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                                   ARTICLE V

                          TREATMENT OF WARRANTHOLDER

     SECTION 5.01. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                                  ARTICLE VI

                             TRANSFER RESTRICTIONS

     SECTION 6.01: RESTRICTIONS ON TRANSFER. This Warrant may be transferred, in whole or in part, subject to the following restrictions. Neither this Warrant nor the Registrable Securities received upon exercise of this Warrant shall be transferable unless registered under the Securities Act or unless an exemption from registration is available. Unless and until this Warrant or the Registrable Securities are so registered, such securities and any certificate thereof shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that the Warrant or Registrable Securities, as the case may be, may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, the Warrant, or Registrable Securities may be transferred without such registration. This Warrant and the Registrable Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Unless and until this Warrant or Registrable Securities, as the case may be, are registered under the Securities Act, the holder of such securities shall, if requested by the Company, provide to the Company an opinion of counsel reasonably satisfactory to the Company, to the effect that (i) the Warrant or Registrable Securities, as the case may be, may be transferred without such registration and (ii) the transfer will not violate any applicable state securities or blue sky laws. Any transfer of this Warrant permitted hereunder shall be made by surrender of this Warrant to the Company with the form of assignment annexed hereto properly completed and duly executed and accompanied by (x) any necessary documentation required hereunder and (y) funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company, without charge, shall execute and deliver a new Warrant in the name of the transferee named in such transfer form, and this Warrant promptly shall be canceled.

     SECTION 6.02: SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to and limited by the provisions of Section 6.01 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of shares of Common Stock. If the Warrantholder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination, or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

                                  ARTICLE VII

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

     SECTION 7.01: PIGGYBACK REGISTRATION. (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time after June 30, 1996, the Company proposes to register any class of debt or equity security or any Common Stock Equivalent under the Securities Act on any form for the general registration of securities under such Securities Act, whether or not for its own account (other than a registration form relating to (i) a registration of a stock option, stock purchase or compensation or incentive plan or stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; or (iii) a registration of stock proposed to be issued in exchange for other securities of the Company) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a "Piggyback Registration"), it will at such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7.01. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof.

          (b) WITHDRAWAL OF PIGGYBACK REGISTRATION BY COMPANY. If, at any time after giving written notice of its intention to register any securities but prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration. All best efforts obligations of the Company pursuant to Section
7.04 shall cease if the Company determines to terminate any registration where Registrable Securities are being registered pursuant to this Section 7.01.

          (c) PIGGYBACK REGISTRATION OF UNDERWRITTEN PUBLIC OFFERINGS. If a Piggyback Registration requested pursuant to this Section 7.01 involves an un-derwritten offering, then, (i) all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders or the Company, if there are no selling shareholders; and (ii) any Holder requesting to be included in such registration may elect in writing, not later than five (5) Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration.

          (d) PAYMENT OF REGISTRATION EXPENSES FOR REGISTRATION. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 7.01, except for the fees and disbursements of any counsel retained by the Holders of the Registrable Securities being registered and such Holders' pro rata share of any filing fees or other expenses directly and solely resulting from the inclusion of the Registrable Securities in the Registration Statement, including underwriting discounts and commissions.

          (e) PRIORITY IN PIGGYBACK REGISTRATION. If a registration pursuant to this Section 7.01 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number or kind of Registrable Securities requested to be included in such registration would have a material adverse effect on such offering, including an adverse decrease in the price at which such securities can be sold, then the amount or kind of Registrable Securities to be offered for the accounts of Holders shall be eliminated entirely or reduced pro rata as to all requesting Holders on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration, to the extent necessary to reduce the total amount or kind of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that no securities may be offered in such registration for the account of persons other than the Company by virtue of their also having "piggyback" registration rights, or otherwise, unless the Registrable Securities requested to be included in such registration are so included on a pro rata basis.

          (f) EXPIRATION OF PIGGYBACK REGISTRATION IN RIGHTS. The Piggyback Registration rights granted to the Holders of Registrable Securities by this
Section 7.01 shall survive the exercise of the Warrant or the transactions or events pursuant to which such Registrable Securities were issued, but all such rights will terminate in all events three (3) years after exercise of this Warrant.

     SECTION 7.02: DEMAND REGISTRATION. (a) REQUEST FOR REGISTRATION. Anytime after June 30, 1996, subject to the limitations set forth below in this Section 7.02, any Warrantholder or Holders who hold in the aggregate 50% or more of the Registrable Securities (assuming, for such calculation, that all Warrantholders have previously exercised their Warrants) may make a written request for the registration under the Securities Act on Form S-3 or such other form of registration statement permitting incorporation by reference of reports filed under the Exchange Act, of all of their Registrable Securities (the "Demand Registration"), and the Company shall use its best efforts to effect such Demand Registration. The Warrantholders and Holders, as a group, shall be limited to one Demand Registration. All rights to the Demand Registration shall terminate three (3) years after the exercise of this Warrant.

          (b) LIMITATIONS ON DEMAND REGISTRATION. The Company shall not be required to effect the Demand Registration for a 12 month period following the effective date of a Registration Statement pertaining to an underwritten Public Offering for the account of the Company. Upon receipt of a request for the Demand Registration, the Company may postpone the filing of a Registration Statement for the Demand Registration for a period not to exceed 6 months, if the Company furnishes to the Warrantholders and Holders requesting registration a certificate signed by the Company's President stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for a Public Offering to be commenced in the near future. If the Company so determines to postpone the Demand Registration, it shall promptly notify the requesting Warrantholders and Holders of such determination including the reason therefor, whereupon the requesting Warrantholders and Holders shall be entitled to withdraw such request and, if following the withdrawal of such requests, Warrantholders and Holders of fewer than 50% of the Registrable Securities are still requesting the Demand Registration, such Demand Registration shall not count as the Demand Registration, whether or not the Company proceeds with such registration, but the Company shall be under no obligation to proceed with such registration as the Demand Registration.

          (c) PAYMENT OF REGISTRATION EXPENSES FOR DEMAND REGISTRATION. The Company will pay all Registration Expenses in connection with the Demand Registration, except for the fees and disbursements of any counsel retained by the Warrantholders and Holders of the Registrable Securities being registered and any filing fees or other expenses directly and solely resulting from the inclusion of the Registrable Securities in the Registration Statement including underwriting discounts and commissions.

          (d) PROCEDURE FOR REQUESTING DEMAND REGISTRATION. A request for the Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. Within ten (10) days after receipt of such a request the Company will give written notice of such registration request to all Warrantholders and Holders, and the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 Business Days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

          (e) SELECTION OF UNDERWRITERS. If the Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be selected by the Company and the co-manager (if any) and the independent price required under the rules of the NASD (if any) shall be selected and obtained by the Warrantholders and Holders of a majority in aggregate amount of the Registrable Securities to be registered subject to the Company's consent, which consent shall not be unreasonably withheld.

     SECTION 7.03: BUY-OUTS OF REGISTRATION DEMAND. In lieu of carrying out its obligations to effect the Piggyback Registration or the Demand Registration of Registrable Securities pursuant to this Article VII, the Company may discharge such obligation by offering to purchase and, if accepted, by purchasing such Registrable Securities requested to be registered at 95% of the closing bid or sale price of the Common Stock on the day the request or demand for Registration is made. If the offer to purchase is accepted by the Holder, payment will be made by wire transfer or certified check in U.S. dollars within ten (10) business days of receipt by the Company of written acceptance by such Holder, accompanied by the stock certificate representing such shares duly endorsed to the Company.

     SECTION 7.04: REGISTRATION PROCEDURES. If and whenever the Company is required pursuant to this Article VII to use its best efforts to effect the registration of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective until the distribution described in the registration statement has been completed or until the participating Holders can sell all such Registrable Securities pursuant to Rule 144;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of Registrable Securities covered by such

Registration Statement whenever a Holder shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Article VII;

          (c) furnish to each participating Holder (and to each underwriter, if any, of Registrable Securities) such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdiction as each participating Holder shall reasonably request and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities, except that the Company shall not for any purpose be required to consent generally to service of process or qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) before filing the Registration Statement or Prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

          (f) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offer;

          (g) notify the participating Holders at any time when a Prospectus relating to any Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective;

          (h) furnish at the request of the participating Holders on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article VII an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offer addressed to the underwriters, if any, and to such Holders, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offer, addressed to the underwriters and to such Holders; and

          (i) use its best efforts to cause all such Registrable Securities to be listed on the securities exchange or the Nasdaq National Market, if any, on which the Company's Common Stock is then listed.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required to be included in such Registration Statement, as the Company may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     SECTION 7.05: INDEMNIFICATION. In the event Registrable Securities are registered pursuant to this Article VII:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities which are included in a Registration Statement filed pursuant to the provisions of this Agreement and any underwriter (within the meaning of the Securities Act) with respect to the Registrable Securities, and each officer, director, employee and agent thereof and each person, if any, who otherwise controls such Holder or underwriter (within the meaning of the Securities Act), against any losses or claims, damages, expenses or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in the Registration Statement for the Registrable Securities, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading or arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and will reimburse such Holder, any underwriter, officer, director, employee, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.05(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which shall not be unreasonably withheld, nor shall the Company be liable under this Section 7.05(a) to such Holder, such underwriter, officer, director, employee, agent or controlling person for any such loss, claim, damage, expense, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary Prospectus, final Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Holder, such underwriter, officer, director, employee, agent or such controlling person.

          (b) To the extent permitted by law, each Holder of Registrable Securities which are included in a Registration Statement filed pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, each of its employees, agents, directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) against any losses, claims, damages, expenses or liabilities to which the Company or any such person or underwriter may become subject, under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue or allegedly untrue statement of any material fact contained in a Registration Statement for the Registrable Securities, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 7.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of such Holder, which shall not be unreasonably withheld; and such Holder will reimburse the Company or any such person or underwriter for any legal or other expenses reasonably incurred by the Company or any such person or underwriter in connection with investigating or defending such loss, claim, damage, liability, expense or action.

          (c)  Promptly after receipt by an indemnified party under this
Section 7.05 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.05, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one (1) separate counsel for all indemnified parties, such separate counsel to be reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.05, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section.

          (d) To the extent permitted by law, the indemnification provided for under this Section 7.05 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the Securities Act) of such indemnified party and will survive the transfer of securities.

          (e) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 7.05(e) shall be several in proportion to their respective underwriting commitments and not joint.

     SECTION 7.06: RESTRICTIONS ON PUBLIC SALE. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Article VII hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of any securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of the underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the managing underwriters.

          The foregoing provision shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement. However, any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

     SECTION 7.07: REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder of Registrable Securities to sell such securities of the Company to the public without registration, and with a view to making it possible for any such holder to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees, subject to this Article VII in the case of Section 7.07(b), to:

          (a) make available adequate current public information as contemplated by Rule 144 (c)(1) or (2);

          (b) take such action as is necessary to enable a Holder to utilize Form S-3 for the sale of Registrable Securities;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to a Holder owning any Registrable Securities upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose Registrable Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any Holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form.

                                 ARTICLE VIII

                                 OTHER MATTERS

     SECTION 8.01: EXPENSES OF TRANSFER. The Company will from time to time promptly pay, subject to the provisions of Section 6.01, 6.02 and paragraph (d) of Section 2.02, all taxes and charges that may be imposed upon the Company in respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

     SECTION 8.02: SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant by or for the benefit of any party hereto shall bind and inure to the benefit of its permitted successors and assigns hereunder.

     SECTION 8.03: AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Warrants or Registrable Securities (assuming, for purposes of calculating such consent, that all Warrantholders have exercised the Warrants at the time such consent is sought). Warrantholders and Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Warrants or Registrable Securities have been marked to indicate such consent.

     SECTION 8.04: GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 8.05: SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 8.06: INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to this Warrant. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 8.07: NOTICES. Notices or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL or (ii) by first class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

                                   Alliance Pharmaceutical Corp.
                                   3040 Science Park Road
                                   San Diego, CA 92121
                                   Attn: President

                                   With a Copy to:
                                   Stroock & Stroock & Lavan
                                   7 Hanover Square
                                   New York, N. Y. 10004
                                   Attn: Melvin Epstein, Esq.

     Any action or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder or a Holder of Registrable Securities shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL or (ii) by first class mail, postage prepaid, to the Warrantholder or the Holder of Registrable Securities, at his last known address as it shall appear on the books of the Company.

     SECTION 8.08: HEADINGS. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the ___ day of February, 1996.



                                   ALLIANCE PHARMACEUTICAL CORP.



                                   By:_________________________

                                   Theodore D. Roth
                                   Executive Vice President

FORM OF ASSIGNMENT

(To be Signed Only Upon Assignment)





     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________ the
right to purchase _____________ shares of common stock evidenced by the within Warrant, and appoints
____________________________________________________________ to transfer same on the books of Alliance Pharmaceutical Corp. with full power of substitution in the premises.

Dated:  _____________________, 19___



                                   ___________________________________________

                                   (Signature must conform in all respects to the name of Warrantholder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)



Signature Guaranteed:

_______________________________

SUBSCRIPTION FORM

To Be Executed By The Warrantholder If He Desires

To Exercise The Warrant In Whole Or In Part:



To:

     The undersigned,__________________________________________________,

                              (Name of Warrantholder)

                             (_________________________________________)
                             (Please insert Social Security or other identifying number of subscriber)



hereby irrevocably elects or exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ____________ shares of Common Stock provided for therein and tenders payment herewith to the order of Alliance Pharmaceutical Corp. in the amount $__________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:



Name:___________________________________________________________________________

Address:________________________________________________________________________

Deliver to:_____________________________________________________________________

Address:________________________________________________________________________



and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address states below:



Address:________________________________________________________________________

Date:___________________________


                                   Signature:___________________________________

                                   Note: The signature of this Subscription must correspond with the name as written upon the face of this Warrant in every particular, without alternation or enlargement or any change whatsoever.